EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Layne Christensen Company on Form S-8 of our reports dated March 31, 1998, appearing in the Annual Report on Form 10-K of Layne Christensen Company for the year ended January 31, 1998.




/s/ Deloitte & Touche LLP

Kansas City, Missouri
May 6, 1998